Exhibit 32(ii)

Arrow Electronics, Inc.
Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”)

In connection with the Quarterly Report on Form 10-Q of Arrow Electronics, Inc. (the "company") for the quarter ended April 2, 2022 (the "Report"), I, Richard A. Seidlitz, Vice President, Principal Accounting Officer, and Interim Principal Financial Officer of the company, certify, pursuant to the requirements of Section 906, that, to the best of my knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date:	May 5, 2022	By:	/s/ Richard A. Seidlitz
Richard A. Seidlitz
Vice President, Principal Accounting Officer, and Interim Principal Financial Officer
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the company and will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request.